UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): September 11, 2012

DJO Finance LLC

(Exact name of registrant as specified in its charter)

Delaware	333-142188	20-5653965
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1430 Decision Street

Vista, CA 92081

(760) 727-1280

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 11, 2012, DJO Global, Inc. (“DJO” or the “Company”) issued a press release announcing that its indirect wholly owned subsidiary, DJO Finance LLC (“DJOFL”), and DJO Finance Corporation, a wholly owned subsidiary of DJOFL (“DJOFC” and, together with DJOFL, the “Issuers”) intend to offer, in a private offering subject to market and other conditions, $100 million aggregate principal amount of second priority senior secured notes due 2018 and $440 million aggregate principal amount of senior unsecured notes due 2018. The Company intends to use the net proceeds from the offering, together with cash on hand, to (i) repurchase or redeem the Issuers’ $465 million aggregate principal amount of 10.875% senior notes due 2014, (ii) pay related fees and expenses, including premiums, and (iii) repay borrowings outstanding under its senior secured revolving credit facility. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit

Exhibit 99.1	Press Release of DJO Global, Inc., dated September 11, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: September 11, 2012

DJO FINANCE LLC

By: /s/ Donald M. Roberts
Name: Donald M. Roberts Title: Executive Vice President and General Counsel

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